                                                                 Exhibit 10.3.48

                                                            leg. 2.3.8.2.1.1.1.2

                PERFORMANCE AGREEMENT AND FOURTH AMENDMENT TO THE
             PURCHASE POWER CONTRACT DATED MARCH 24, 1986 AS AMENDED

          THIS PERFORMANCE AGREEMENT AND FOURTH AMENDMENT ("Performance
Agreement" or "Fourth Amendment") is made as of this 12th day of February 1996
("Execution Date"), by and between HAWAII ELECTRIC LIGHT COMPANY, INC. (the
"Company" or "HELCO"), and PUNA GEOTHERMAL VENTURE (the "Seller" or "PGV").

          WHEREAS, the Company is an operating electric public utility on the
Island of Hawaii subject to the Hawaii Public Utilities Law (Hawaii Revised
Statutes, Chapter 269) and the rules and regulations of the Hawaii Public
Utilities Commission (the "PUC" or "Commission");

          WHEREAS, the Company has entered into a Purchase Power Contract for
Unscheduled Energy Made Available From a Qualifying Facility (the "Unscheduled
Energy Contract") dated March 24, 1986, with Thermal Power Company ("Thermal
Power") which was approved by the PUC by Decision and Order No. 8692, dated
March 25, 1986, in Docket No. 5525;

          WHEREAS, Thermal Power assigned the Unscheduled Energy Contract to
AMOR VIII and AMOR VIII assigned the Unscheduled Energy Contract to PGV;

          WHEREAS, HELCO and PGV have entered into that certain Firm Capacity
Amendment to Purchase Power Contract, dated July 28, 1989 ("Firm Capacity
Amendment"), which amended the Unscheduled Energy Contract, and was approved by the PUC by Decision and Order No. 10519, dated February 14, 1990, in Docket No.
6498;

          WHEREAS, by Amendment to Purchase Power Contract, As Amended ("Second
Amendment"), HELCO and PGV amended the Unscheduled Energy Contract and Firm
Capacity Amendment;

          WHEREAS, a number of issues arose between the Company and Seller which they settled in a Settlement Agreement dated March 7, 1995 ("Settlement
Agreement");

          WHEREAS, as part of the Settlement Agreement, the Company and Seller agreed to a third amendment ("Third Amendment") to the Unscheduled Energy
Contract, Firm Capacity Amendment, and the Second Amendment (the Unscheduled
Energy Contract as amended by the Firm Capacity Amendment, the Second Amendment,
and the Third Amendment and as may be amended from time to time, is referred to as the "Amended PPC") (The Third Amendment was approved on an interim basis by the PUC by Interim Decision and Order No. 13876, dated May 5, 1995, in Docket
No. 95-0074);

          WHEREAS, Seller presently provides to the Company, and the Company presently purchases from Seller, twenty-five (25) megawatts ("MW") of firm capacity from Seller's Facility pursuant to the Amended PPC;

          WHEREAS, the Seller desires to sell to the Company an additional five
(5) MW of firm capacity generated by the Facility above the twenty-five (25) MW of firm capacity presently supplied, and the Company wishes to purchase such
Energy from the Seller, upon the terms and conditions set forth herein;

          WHEREAS, the Seller's Facility will continue to be throughout the term of this Performance Agreement either (1) a qualifying, small power production facility under Subchapter 2 of the PUC's Standards for Small Power Production
and Cogeneration in the State of Hawaii, Chapter 74 of Title 6 of the State's
Administrative Rules, or (2) a "non-fossil fuel producer" within the meaning of
Section 269-27.2, Hawaii Revised Statutes;

          NOW, THEREFORE, in consideration of the premises and the respective promises herein, the Company and the Seller hereby agree as follows:

I.   THE PROJECT

     A.   Enhancement and Operation of Seller's Facility

          1. Seller agrees to provide the Company with five (5) megawatts of firm capacity in addition to the twenty-five (25) megawatts of firm capacity currently being provided pursuant to the Amended PPC (for a total of thirty megawatts of firm capacity) and 18,600 kvar of reactive under this Agreement.
The reactive shall be in proportion to power in the range of 0.85 lagging to 1.0 unity power factor and shall be dispatched by the Company to keep the Seller's generator within the limits of plus or minus 5% of the generator voltage.

          2. Attached as Exhibit A, is a description of the proposed enhancements (the "Project") to Seller's Facility to enable Seller to provide an additional five (5) MW of firm capacity (a total of thirty megawatts of firm capacity) and 18,600 kvar of reactive. Seller's Facility as modified by the
Project is referred to hereinafter as "Seller's Facility".

          3. Seller shall be responsible for all costs associated in any way with Seller's Facility and/or the Project.

          4. Seller shall be responsible for obtaining all permits, licenses, approvals and any other requirements

                                       2

reasonably required for Seller to provide the additional five (5) megawatts of firm capacity pursuant to this Performance Agreement.

          5. Within sixty (60) days of the Execution Date, a final (1) a single-line diagram of Seller's Facility, (2) relay list, and (3) trip scheme, all as may be modified by the Project, shall be prepared and, subject to the review and acceptance thereof by both parties, signed and attached to Attachment
B To The Fourth Amendment as Exhibit 1 to Appendix B and made a part thereof.
Such single line diagram shall expressly identify the final location on the
Point of Interconnection.

          6. Within sixty (60) days of the Execution Date, the design and specifications for protective equipment to protect HELCO's system, as may be modified by the Project, shall be prepared and, subject to the review and acceptance thereof by both parties, signed and attached to Amended PPC and made a part thereof.

          7. Attached hereto as Exhibit B is a project schedule relating to the
Project.

          8. Prior to the Commercial Operation Date (as defined below) of the
Seller's Facility to produce the additional five (5) megawatts of firm capacity
(for a total of thirty (30) megawatts of firm capacity), Seller shall inform
HELCO on the third business day of every month of the status of the Seller's
Project as of the last day of the prior month, including but not limited to, any revisions to the date of installation, the date of operation in parallel with the Company's System, and the anticipated Commercial Operation Date (as defined below) of the Seller's Facility for the additional five (5) megawatts of Firm
Capacity.

     B. Acceptance Tests. The Company shall conduct acceptance tests as part of the determination of when Firm Capacity payments related to the additional five
(5) megawatts of firm capacity should begin.

          1. Upon completion and testing of Seller's Facility as modified by the
Project by Seller for the additional five (5) megawatts of firm capacity, Seller shall give HELCO seven (7) days prior notice of the time and date when Seller will be ready to begin the 100 continuous hours acceptance test for the additional five (5) megawatts of firm capacity.

          2. Upon the agreed upon time and date, the Company shall conduct the
100 continuous hours acceptance test for the additional five (5) megawatts of firm capacity ("Acceptance Test"). At a minimum, Seller must be able to deliver to the

                                       3

Company 100% of the Seller's Firm Capacity Obligation (30,000 kw of capacity and
18,600 kvar of reactive) for 100 consecutive hours under Company's Dispatch (as defined in Attachment E to the Fourth Amendment). The Acceptance Test may be
started and/or completed prior to the Effective Date (as defined below) of this
Performance Agreement.

          3. As the last step of the Acceptance Test, Seller shall ramp Seller's
Facility down to simulate a sudden loss of system load. Seller shall decrease power output from thirty (30) megawatts to ten (10) megawatts at an average ramp rate of one (1) megawatt per minute. Seller shall ramp Seller's Facility up in power output to simulate an increase in demand on the Facility. Seller shall increase power output from eighteen and one-half (18.5) megawatts to thirty (30)
megawatts at an average ramp rate of one (l) MW/minute. In addition, during the
Acceptance Test, the Seller shall demonstrate the ability to adjust kvars from
1,500 to 18,600.

          4. The Seller's performance throughout the Acceptance Test shall be monitored remotely through the SCADA system and recorded. In addition, the
Seller shall also allow HELCO representatives to be stationed at Seller's
Facility to verify all data and ensure that all operational changes made at the request of HELCO were done within the bounds of good engineering and operating practices.

          5. Upon successful completion of the Acceptance Test, HELCO will notify Seller in writing of the acceptance of the additional 5 MW of firm capacity and Seller will immediately acknowledge in writing such acceptance by
HELCO. The date on which Seller's Facility is deemed to be capable of reliable delivery of the additional five (5) megawatts of firm capacity pursuant to this
Performance Agreement after the successful completion of the Acceptance Test is referred to herein as the "Commercial Operation Date".

II.  PROJECT COMPLETION

     A. Commercial Operation Date. The Commercial Operation Date shall occur prior to or within six (6) months after the later of PUC Approval (as defined below in Section IV.A) or Bank's Consent (as defined in Section IV.B. below).

     B. Penalties For Not Meeting Commercial Operation Date Deadline. If the
Commercial Operation Date for the additional five (5) megawatts does not occur within nine (9) months of the later of the date of PUC Approval or Bank's
Consent (the "Commercial Operation Date Deadline"), then:

          1. Seller shall pay HELCO one cent ($0.01) per on-peak hour for each kilowatt deficiency until Seller

                                       4

satisfies the Acceptance Test. Kilowatt deficiency is the difference in kilowatts at any given time between the 5,000 kilowatts PGV is required to produce hereunder and the actual amount produced by PGV pursuant to this
Performance Agreement.

          2. Seller shall pay to HELCO late charges in the amount of $1,380.00 per day for each day commencing on the Commercial Operation Date Deadline until the Commercial Operation Date.

          3. Any penalties incurred under this Section II.B. shall cease to accrue one year after the Commercial Operation Date Deadline.

III. INTERCONNECTION FACILITIES

     A. The parties believe that there are no additional interconnection facilities required for HELCO's system to accept the additional five (5)
megawatts of Energy to be provided by Seller pursuant to this Performance
Agreement.

     B. If it is later determined that additional interconnection facilities are needed, then Seller shall be responsible for cost and construction of all interconnection facilities required to deliver the additional 5 MW of firm capacity from Seller's Facility to the Company's System.

     C. Seller shall be responsible for one hundred percent (100%) of the maintenance costs associated with any upgrade of existing interconnection facilities.

IV.  APPROVALS REQUIRED PRIOR TO EFFECTIVE DATE

     A.   Public Utilities Commission Approval.

          1. The parties will use their best efforts, including without limitation, participation in any PUC proceeding at the request of the other party, to obtain an appropriate decision and order satisfactory to the Company
("PUC Approval") that approves this Agreement and authorizes the Company to include payments made to the Seller hereunder in the Company's Energy Cost
Adjustment Clause pursuant to Rule 6-60-6, Standards For Electric and Gas
Utility Service, Title 6, Chapter 60, of the Hawaii Administrative Rules, and
in the Company's Firm Capacity Surcharge pursuant to Section 269-27.2(d), Hawaii
Revised Statutes, or in the Company's base rates pursuant to Section 269-16(b),
Hawaii Revised Statutes, whichever occurs first.

          2. The Company shall be responsible for submitting the application for
PUC Approval and for all of the Company's costs associated thereto. Seller shall cooperate with the

                                       5

Company in any reasonable manner to assist the Company in the application for
PUC Approval and Seller shall be responsible for its costs in providing such cooperation and assistance.

          3. Notwithstanding anything in this Performance Agreement to the contrary, in the event that the Commission denies the Company's application to include all payments to Seller hereunder in the Company's Energy Cost Adjustment
Clause pursuant to Rule 6-60-6, Standards For Electric and Gas Utility Service,
Title 6, Chapter 60, of the Hawaii Administrative Rules, and the Company's Firm
Capacity Surcharge pursuant to Section 269-27.2(d), Hawaii Revised Statutes, or in the Company's base rates pursuant to Section 269-16(b), Hawaii Revised
Statutes, then this Fourth Amendment, at HELCO's option and in HELCO's sole discretion, shall be null and void and of no further force and effect. HELCO shall have thirty (30) days from the date the PUC decision and order denying the
Company's application becomes final and non-appealable to terminate this
Agreement pursuant to this Section IV.A.

     B.   Consent of Bank

          1. Seller, at its own expense, shall use its best efforts to obtain from Credit Suisse, a bank organized and existing under the laws of Switzerland, as Agent and Collateral Agent for the benefit of its own account and such other financial institutions as may participate in the funding and other risks associated with the Facility (the "Bank"), a Consent of the Bank to this Fourth
Amendment, related documents, and the transactions and obligations of Seller herein, substantially in the form attached hereto as Exhibit C ("Bank's
Consent").

          2. Notwithstanding anything in this Performance Agreement to the contrary, in the event that the Bank does not execute the Bank's Consent, then this Fourth Amendment shall be null and void and of no further force and effect.

V.   EFFECTIVE DATE/CONDITIONS PRECEDENT

     A. Effective Date. The obligations of the parties under Section IV and
Section VI of this Performance Agreement shall become effective on the Execution
Date. The remaining provisions of this Performance Agreement (excluding Section
IV and Section VI) shall not become effective until the later of (1) the date of obtaining PUC Approval, or (2) the date of obtaining the Bank's Consent (the
"Effective Date").

     B. Conditions Precedent. In addition to Section V.A., except for the obligations of the parties under Section IV and Section VI of this Performance
Agreement, in no event shall the

                                       6

Company be obligated under this Performance Agreement until the fulfillment of the following conditions:

          1. The Company obtains PUC Approval as specified in Section IV.A.
above;

          2. Seller shall obtain and deliver to HELCO Bank's Consent, substantially in the form attached hereto as Exhibit C;

          3. Seller successfully completes to HELCO's satisfaction the
Acceptance Test described in Section I.B.;

          4. Seller fulfills all of its In-Kind Obligations (as defined in the
Settlement Agreement) under the Settlement Agreement; and

          5. Each party shall have delivered or cause to be delivered to the other party, such documents which may be reasonably required pursuant to this
Performance Agreement.

     C. Term. This Performance Agreement shall remain in effect for the same period of time as the Amended PPC, unless otherwise provided in this Performance
Agreement.

VI.  TERMINATION/DEFAULT

     A. This Performance Agreement will terminate:

          1. if the Bank's Consent is not received prior to June 1, 1996;

          2. at HELCO's option, to be exercised by written notice to Seller by
June 15, 1997, if PUC Approval satisfactory to HELCO is not received prior to
May 1, 1997;

          3. at HELCO's option, to be exercised by written notice to Seller, pursuant to Section IV.A.3.;

          4. at the option of a non-defaulting party to be exercised by written notice to the other party if the other party commits any Event of Default and fails to cure such default in accordance with Sections VI.D. or VI.E. below; or

          5. upon the termination of the Amended PPC.

     B. The occurrence of any of the following events at anytime during this
Agreement shall constitute an "Event of Default" under this Performance
Agreement by the Company:

                                       7

          1. in the event of nonperformance by the Company of any material obligation under this Performance Agreement;

          2. failure of the Company to pay any amounts due and payable under this Performance Agreement within sixty (60) days after receipt of invoice;

          3. the Company shall (1) be dissolved, be adjudicated as bankrupt, or become subject to an order for relief under any bankruptcy law; (2) fail to pay, or admit in writing its inability to pay, its debts generally as they become due; (3) make an assignment for the benefit of creditors; (4) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for itself or any substantial part of its property; (5) institute any proceedings seeking an order for relief or to adjudicate it as bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or (6) take any action to authorize or effect any of the foregoing actions;

          4. without the application, approval, or consent of the Company, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any part of its property, or a proceeding described in
Section VI.B.3. above shall be instituted against the Company and such appointment shall continue undischarged or such proceeding shall continue undismissed or unstayed for a period of 60 consecutive days or the Company shall fail to file timely and answer or other pleading denying the material allegations filed against it in any such proceeding;

          5. as provided for in Appendix E of the Amended PPC.

     C. The occurrence of any one of the following events at anytime during this
Performance Agreement shall constitute an "Event of Default" under this
Performance Agreement by Seller:

          1. if Seller has failed to (a) have the injection pumps (as defined in
Exhibit A attached hereto) on-site within twenty-three (23) weeks after the later of PUC Approval or the Bank's Consent or (b) have the injection pumps installed within twenty-six (26) weeks after the later of PUC Approval or the
Bank's Consent.

          2. if Seller cannot satisfactorily complete the Acceptance Test described in Section I.B within twenty-one (21) months after the later of PUC
Approval or the Bank's Consent;

                                       8

          3. if Seller cannot satisfactorily fulfill its In-Kind Obligations under the Settlement Agreement and related documents within twenty-one (21)
months after the later of PUC Approval or the Bank's Consent, provided that, in the event that HELCO declines to take Energy from PGV pursuant to Section
II.B.2.C. of the Settlement Agreement from the Effective Date of this
Performance Agreement, then the twenty-one (21) month period shall be extended by adding one day to the twenty-one (21) month period for each one hundred (100)
megawatthours ("mwh") (rounded to the nearest increment of 100 mwh) of Energy
HELCO declines to accept under Section II.B.2.C of the Settlement Agreement, provided further that, notwithstanding anything to the contrary, any Energy offered to HELCO by PGV above 30 MW per hour during on-peak periods and/or above
25 MW per hour during off-peak periods, and declined by HELCO, shall not be included in calculating any extension of the twenty-one (21) month period;

          4. in the event of nonperformance by Seller of any material obligation in this Performance Agreement;

          5. failure of Seller to pay any amounts due and payable under this
Performance Agreement within sixty (60) days after receipt of invoice;

          6. abandonment of the Project or the discontinuance by the Seller of services covered under this Performance Agreement for a period of twelve (12)
consecutive months unless such discontinuance is caused by Force Majeure under
Section VIII below or an Event of Default by the Company;

          7. if Seller shall (1) be dissolved, be adjudicated as bankrupt, or become subject to an order for relief under any bankruptcy law; (2) fail to pay, or admit in writing its inability to pay, its debts generally as they become due; (3) make an assignment for the benefit of creditors other than the Bank;
(4) apply for, seek, consent to, or acquiesce in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for itself or any substantial part of its property; (5) institute any proceedings seeking an order for relief or to adjudicate it as bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors; or (6) take any action to authorize or effect any of the foregoing actions;

          8. without the application, approval, or consent of Seller, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Seller or any part of its property, or a proceeding described in Section
VI.C.7. above shall be instituted against Seller and such appointment shall

                                       9

continue undischarged or such proceeding shall continue undismissed or unstayed for a period of 60 consecutive days or Seller shall fail to file timely and answer or other pleading denying the material allegations filed against it in any such proceeding;

          9. the failure to keep in force and effect all permits, approvals, licenses, permits and the like, reasonably required for Seller to provide the additional five (5) megawatts of firm capacity under this Performance Agreement;

          10. the failure to maintain qualification of Seller's Facility pursuant to Section IX.E; or

          11. as provided for in Appendix E of the Amended PPC.

     D. If an Event of Default, other than failure to make any payment due and payable within sixty (60) days after receipt of invoice, by either party shall extend for a period of sixty days after receipt of written notice of such Event of Default from the non-defaulting party, then the non-defaulting party may, at its option, terminate this Performance Agreement by delivering written notice of such termination to the party in default and/or may institute such legal action or proceedings or resort to such other remedies as it deems necessary; provided, however, that the party not in default shall not terminate this Performance
Agreement at the end of such sixty day period if the party in default has corrected or commenced appropriate steps to correct such default and is diligently prosecuting same to completion. Such termination shall be effective on the date of written notice of termination to the party in default and shall not prejudice any rights of the non-defaulting party.

     E. If the Event of Default is based on a party's failure to make any payment that is due and payable under this Performance Agreement, the party claiming such Event of Default shall give written notice to the non-paying party stating that such payment is deemed payable. The non-paying party shall have ten
(10) days from the receipt of such notice to make the required payment and if payment is not made within such ten (10 day period, the non-defaulting party may terminate this Performance Agreement pursuant to written notice provided in accordance with Section VI.D. above.

     F. Rights And Obligations Of The Parties Upon Default. If this Performance
Agreement is terminated pursuant to this Section VI, the parties shall have no further obligations to each other hereunder except for such obligations as have been incurred hereunder prior to such termination.

                                       10

          Notwithstanding the foregoing, in the event of default, the non-defaulting party may exercise whatever legal or equitable remedies may be available to it against the defaulting party. However, the parties further agree that in no event shall either party be liable to the other for lost profits.

     G. Interpretation of Amended PPC. In the event this Performance Agreement is terminated, but the Amended PPC is still in effect, then the Amended PPC shall be interpreted as if the amendments to the Amended PPC described in
Section VII below were never effective.

     H. No Cross Default. A breach of or default under this Performance
Agreement shall not constitute a breach of or default under the Amended PPC. No
Event of Default under this Performance Agreement shall constitute an Event of
Default under the Amended PPC unless such event is specifically enumerated as an
Event of Default under the Amended PPC.

VII. AMENDMENT OF THE AMENDED PPC

     A. Upon the fulfillment of the conditions precedent set forth in Sections
V.A. and V.B. above, the Amended PPC shall be amended as follows:

          1. Appendix A, Description Of Seller's Generation And Conversion
Facilities, of the Amended PPC is deleted in its entirety and replaced by
Attachment A, which is attached hereto and made a part hereof.

          2. Appendix B, Facilities Owned By The Seller, of the Amended PPC is
deleted in its entirety and replaced by Attachment B, which is attached hereto and made a part hereof.

          3. Appendix C, Interconnection Facilities Owned By The Company, of
the Amended PPC is deleted in its entirety and replaced by Attachment C, which is attached hereto and made a part hereof.

          4. Appendix D, Power Purchases By Company, of the Amended PPC is
deleted in its entirety and replaced by Attachment D, which is attached hereto and made a part hereof.

          5. Appendix F, Definitions, of the Amended PPC is deleted in its entirety and replaced by Attachment E, which is attached hereto and made a part hereof.

          6. Section 15, Force Majeure, of the Amended PPC is deleted in its entirety and replaced by Attachment F, which is attached hereto and made a part hereof.

                                       11

     B. Upon the fulfillment of the conditions precedent set forth in Section
V.B. above and the amendment of the Amended PPC as specified in Section VII.A.
above, HELCO shall begin to make Firm Capacity payments pursuant to Paragraph
3(d) of Appendix B and Paragraph B.2. of Appendix D of the Amended PPC as
amended by this Performance Agreement.

VIII. FORCE MAJEURE

     A. If either party shall be wholly or partially prevented from performing any of its obligations under this Performance Agreement by reason of an event of force majeure reasonably beyond its control and not attributable to its neglect, then and in any such event, such party shall be excused from whatever performance is prevented by such event to the extent so prevented, and such party shall not be liable for any damage or loss resulting therefrom. Events of force majeure shall include accidents, lightning, rain, earthquake, wind, wind-blown water, riots, fire, flood, invasion, insurrection, lava flow or volcanic activity, tidal wave, civil commotion, the order of any court, judge or civil authority, war, and any act of God or the public enemy or any other cause beyond the reasonable control of the party relying on such cause to excuse its performance hereunder to the extent to which the party cannot remedy the problem by exercise of due diligence, including, but not limited to, the expenditure of all reasonable sums of money; provided that inadequate or extreme reservoir pressures, temperature, or the presence of foreign substances therein shall not be considered to be an event of force majeure except as provided in Section
VIII.C. below.

          Notwithstanding the foregoing, however, force majeure does not include any labor dispute, any failure of Seller to obtain and/or maintain any permit or any full or partial curtailment of the electric output of the Facility that is caused by or arises from a mechanical or equipment breakdown, even if the breakdown occurs without the fault or negligence of Seller, unless such breakdown is caused by any of the specific force majeure events listed above and could not have been reasonably prevented.

     B. The party claiming an event of force majeure shall give prompt written notice of such event to the other party within 30 days of the date such party claiming force majeure knew or should have known of the event of force majeure.
In addition, such party shall use reasonable diligence, to the extent practicable, to limit the impact of such event on the performance of its obligations under this Performance Agreement. Notwithstanding the foregoing, this Section VIII.B. shall not excuse any payment obligation that has theretofore accrued under this Performance Agreement.

     C. Inadequate or extreme reservoir pressures, temperatures, or the presence of foreign substances therein,

                                       12

shall not be an event of force majeure unless the Seller has taken reasonable actions to avoid or mitigate any adverse impact on the Seller's ability to meet its obligations under this Performance Agreement including the expenditure of all reasonable sums of money.

     D. Any obligation of either party under this Performance Agreement shall be excused only to the extent and for the period that the party's inability to perform is caused by a force majeure event. The party so excused shall make all reasonable efforts including all reasonable expenditures of necessary funds to cure, mitigate or remedy a force majeure event. Any payments due as compensation for the obligation so excused shall also be excused for so long as the obligation is not performed due to force majeure.

     E. In the event that the Commercial Operation Date of the additional five
(5) megawatts is delayed because of an event or events of force majeure, the time periods specified in Sections II.A and II.B shall be extended on a day-for-day basis to match the duration of the event of force majeure.

     F. Notwithstanding any other provision of this Performance Agreement, if a party is prevented from substantially performing its obligations under this
Performance Agreement by an event of force majeure that continues for a period of twelve (12) consecutive months, the other party may terminate the Performance
Agreement without further liability of either party to the other hereunder. Such termination shall be effective upon 90 days written notice given any time after the twelve month period has expired but prior to the resumption of substantial performance; provided, however, that if substantial performance is resumed during that 90 day period, such termination shall not be effective.

IX.  MISCELLANEOUS PROVISIONS

     A. Transmission Line Agreement. If, upon fulfillment of the conditions precedent of Section V.B. of this Performance Agreement, Seller is or thereafter becomes obligated to supply HELCO an amount of Energy equal to the remaining
Transmission Line Obligation (as defined in the Settlement Agreement) pursuant to Section II.C.5 of the Settlement Agreement, then HELCO and PGV agree that the remaining Transmission Line Obligation shall be paid by offsetting any amounts owed by HELCO to PGV for energy payments for Energy provided to HELCO above 25
MW during on-peak periods and above 22 MW during off-peak periods. Presently, the remaining Transmission Line Obligation is Two Million Nine Hundred Eighteen
Thousand Seven Hundred And No/100 Dollars ($2,918,700.00).

     B. Entire Agreement. Subject to Section VI.G. herein, this Performance
Agreement, the Amended PPC and the Settlement

                                       13

Agreement, including any and all attachments, exhibits and related documents
(including, without limitation, the Transmission Line Agreement) constitute the entire understanding between the parties, supersedes any and all previous understandings between the parties, and binds and inures to the benefit of the parties, their successors and assigns. The parties have entered into this
Performance Agreement in reliance upon the representations and mutual undertakings contained herein and not in reliance upon any oral or written representation or information provided to one party by any representative of the other party. No modification, amendment or waiver of all or any part of this
Performance Agreement shall be valid unless it is in writing and signed by both parties.

     C. Continuing Effect. To the extent not amended by this Performance
Agreement, the Amended PPC shall remain in full force and effect.

     D. Authority. All action on the part of the parties to authorize the execution, delivery and performance of this Performance Agreement and the consummation of the transactions contemplated herein, shall have been duly and validly taken by each party and that this Performance Agreement constitutes a valid and binding obligation of each party.

     E. Further Performance. Each party hereto shall and does hereby agree to make, execute, deliver and cooperate with each other, as the case may be, any and all agreements, instruments, documents, records and/or funds, as the case may be, whatsoever required, necessary and/or convenient to effect and consummate this Performance Agreement and to permit performance of all acts required hereunder.

     F. Defined Terms. Capitalized terms not otherwise defined in this
Performance Agreement shall have the meaning ascribed to them in the Amended
PPC.

     G. Electric Service Supplied By HELCO. This Performance Agreement and the
Amended PPC do not provide for any electric services by HELCO to Seller. If
Seller requires any electric services from HELCO, Seller shall receive such service in accordance with HELCO's tariff.

     H. Affiliated Interest. The Seller shall not sell or transfer more than a
10% equity interest to any person or entity, or enter into any other transaction that would make the Seller an Affiliated Interest with the Company as defined by
Section 269-19.5, Hawaii Revised Statutes, without first notifying the Company and receiving appropriate PUC approval, if any is required. If the PUC (or any other entity which has the authority to do so) finds that the Seller is an
Affiliated Interest with the Company, the Seller shall have 60 days to take whatever action may be appropriate to render the

                                       14

relationship not to be an Affiliated Interest. The Company shall have the right to terminate the Amended PPC, including this Fourth Amendment and any future amendments, if the PUC prohibits the Company from recovering any payments made to the Seller under this Amended PPC, as amended herein and from time to time, due to the effect of Section 269-19.5, Hawaii Revised Statutes, relating to affiliated interests.

     I. Qualification Of Seller's Facility. Seller's Facility will continue to be throughout the term of this Performance Agreement either (1) a qualifying;
small power production facility under Subchapter 2 of the PUC's Standards for
Small Power Production and Cogeneration in the State of Hawaii, Chapter 74 of
Title 6 of the State's Administrative Rules, or (2) a "non-fossil fuel producer"
within the meaning of Section 269-27.2, Hawaii Revised Statutes.

     J. Governing Law. This Performance Agreement shall be subject to, governed by, construed and enforced in accordance with the laws of the state of Hawaii, without regard to choice of law principles, and each of the parties hereto shall and does hereby agree to submit to the personal jurisdiction and venue of the
Circuit Court of the Third Circuit of the State of Hawaii or the United States
District Court for the District of Hawaii, as the case may be.

     K. Headings. The headings herein are inserted only for convenience and reference, and shall in no way define, limit or describe the scope or intent of any provision of this Performance Agreement.

     L. No Party Deemed Drafter. This performance Agreement reflects the results of negotiations between the parties hereto and, therefore, no party shall be deemed to be the drafter of this Performance Agreement. This Performance
Agreement or any provision hereof shall not be construed or interpreted by any
Circuit or Federal Court or other authority of competent jurisdiction before which this Performance Agreement is properly presented against any party as drafter.

     M. Severability. If any term or provision of this Performance Agreement or the application thereof to any person, entity or circumstance shall to any extent be invalid or unenforceable, the remainder of this Performance Agreement, or the application of such term or provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Performance
Agreement shall be valid and enforceable to the fullest extent permitted by law.

     N. Waiver. The failure of either party to enforce at any time any of the provisions of this Performance Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a

                                       15

waiver of such provisions, nor in any way to affect the validity of this
Performance Agreement or any part hereof, or the right of such party thereafter to enforce every such provision.

     O. Notice. Unless otherwise provided, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if
(1) delivered personally, or (2) by facsimile transmission (followed with a hard copy by first class mail, postage prepaid), or (3) three (3) Business Days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties at the following addresses or at such other addresses as the parties shall have specified by notice hereunder:

          If to HELCO:

               HAWAII ELECTRIC LIGHT COMPANY, INC.
               1200 Kilauea Avenue
               Hilo, Hawaii 96720-4295

               ATTN: President

               FAX No.: (808) 969-0100

          If to PGV:

               PUNA GEOTHERMAL VENTURE
               14-3860 Kapoho Pahoa Road
               Pahoa, Hawaii 96778

               or

               P. O. Box 30
               Pahoa, Hawaii 96778

               ATTN: General Manager

               FAX No.: (808) 965-7254

     P. Counterparts/Facsimile Signatures. This Performance Agreement may be
executed and delivered by the parties hereto in any number of counterparts, each of which shall be delivered an original or duplicate original, and all of which together shall constitute one and the same instrument or agreement. Counterparts may be exchanged by facsimile, which facsimile signatures shall be effective for all purposes and treated in the same manner as physical signatures.
Notwithstanding the foregoing, the party using facsimile signatures agrees that it will promptly forward physically signed copies of this Performance Agreement to the other party.

                                       16

          IN WITNESS WHEREOF, the Company and the Seller have executed this
Performance Agreement as of the day and year first above written.

                                    HAWAII ELECTRIC LIGHT COMPANY, INC.

                                    By: /s/ Warren H. W. Lee
                                        ----------------------------------------
                                    Name: Warren H. W. Lee
                                    Title: President

                                    By: /s/ Edward Y. Hirata
                                        ----------------------------------------
                                    Name: Edward Y. Hirata
                                    Title: Vice President

                                    PUNA GEOTHERMAL VENTURE

                                    By AMOR VIII CORPORATION,
                                       a Delaware corporation,
                                       Its General Partner

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    By CE PUNA L.P.,
                                       a Maryland limited partnership,
                                       Its General Partner

                                          By CE PUNA I, INC.,
                                             a Maryland corporation,
                                             Its General Partner

                                                By:
                                                    ----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

                                       17

     IN WITNESS WHEREOF, the company and the Seller have executed this
Performance Agreement as of the day and year first above written.

                                    HAWAII ELECTRIC LIGHT COMPANY, INC.

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                    PUNA GEOTHERMAL VENTURE

                                    By AMOR VIII CORPORATION,
                                       a Delaware corporation,
                                       Its General Partner

                                       By: /s/ Illegible
                                           -------------------------------------
                                       Name: Illegible
                                       Title: President

                                    By CE PUNA L.P.,
                                       a Maryland limited partnership,
                                       Its General Partner

                                          By CE PUNA I, INC.,
                                             a Maryland corporation,
                                             Its General Partner

                                                By: /s/ JR Farrell
                                                    ----------------------------
                                                Name: JR Farrell
                                                Title: Vice President

                                       17

STATE OF HAWAII              )
                             ) ss.
CITY AND COUNTY OF HONOLUL   )

     On this 8th day of February, 1996, before me personally appeared WARREN H.
W. LEE, to me personally known, who, being by me duly sworn, did say that he is the PRESIDENT, of HAWAII ELECTRIC LIGHT COMPANY, INC., a Hawaii corporation, and that foregoing Performance Agreement was signed on behalf of HAWAII ELECTRIC
LIGHT COMPANY, INC. by authority of its Board of Directors, and said officer acknowledged said Performance Agreement to be the free act and deed of HAWAII
ELECTRIC LIGHT COMPANY, INC.

                                                  /s/ Illegible
                                                  ------------------------------
                                                  Notary Public, State of Hawaii
                                                  My Commission Expires: 3/22/98

STATE OF HAWAII              )
                             ) SS.
CITY AND COUNTY OF HONOLULU  )

     On this 5th day of February, 1996, before me personally appeared Edward Y.
Hirata to me personally known, who, being by me duly sworn, did say that he is the Vice President, of HAWAII ELECTRIC LIGHT COMPANY, INC., a Hawaii
corporation, and that foregoing Performance Agreement was signed on behalf of
HAWAII ELECTRIC LIGHT COMPANY, INC. by authority of its Board of Directors, and said officers acknowledged said Performance Agreement to be the free act and deed of HAWAII ELECTRIC LIGHT COMPANY, INC.

/s/ Anita J. Rocker
------------------------------
Notary Public, State of Hawaii

My Commission expires: 6-7-97

STATE OF OREGON          )
                         ) SS.
COUNTY OF ____________   )

     On this 12th day of FEBRUARY, 1996, before me personally appeared JOSEPH B.
FAHRENDURF to me personally known, who, being by me duly sworn, did say that he is the PRESIDENT of AMOR VIII CORPORATION, a Delaware corporation;
that said corporation is a general partner of Puna Geothermal Venture, a Hawaii general partnership, named in the foregoing Performance Agreement; that said
Performance Agreement was executed by said corporation as the duly authorized general partner of and on behalf of Puna Geothermal Venture, and acknowledged that the seal affixed to the foregoing Performance Agreement is the corporate seal of said corporation, and that said Performance Agreement was signed and sealed on behalf of said corporation by authority of its Board of Directors and in the name of and on behalf of Puna Geothermal Venture, and said officer and acknowledged said Performance Agreement to be the free act and deed of AMOR VIII
Corporation as general partner of PUNA GEOTHERMAL VENTURE.

/s/ Illegible
------------------------------
Notary Public State of OREGON

My Commission expires: 10-16-99

---------------------------------------------
[GRAPHIC]             OFFICIAL SEAL
                     PENNY J BROWER
                 NOTARY PUBLIC . OREGON
                  COMMISSION NO. 047943
          MY COMMISSION EXPIRES OCT. 16, 1999
---------------------------------------------

STATE OF Maryland   )
                    ) SS.
COUNTY OF Harford   )

     On this 9th day of February, 1996, before me appeared John R. Farrell, to me personally known, who, being by me duly sworn, did say that he/she is the
Vice President of CE PUNA I, INC., a Maryland corporation; that said corporation is a general partner of CE Puna Limited Partnership, a Maryland limited partnership; that said CE Puna Limited Partnership is a general partner of Puna
Geothermal Venture, a Hawaii general partnership named in the foregoing
Performance Agreement; that said Performance Agreement was executed by said corporation as the duly authorized general partner of and on behalf of CE Puna
Limited Partnership, as the duly authorized general partner of and on behalf of
Puna Geothermal Venture, and acknowledged that the seal affixed to the foregoing
Performance Agreement is the corporate seal of said corporation, and that said
Performance Agreement was signed and sealed on behalf of said corporation by authority of its Board of Directors and in the name of and on behalf of CE Puna
Limited Partnership and in the name of and on behalf of Puna Geothermal Venture, and said officer acknowledged said Performance Agreement to be the free act and deed of said corporation and as said general partner of CE Puna Limited
Partnership as the general partner of Puna Geothermal Venture.

/s/ Janet R. Cunningham
-------------------------------
Notary Public State of Maryland
My Commission expires: 5/1/96

                                   [GRAPHIC]

                                                                  ATTACHMENT A
                                                                     TO THE
                                                                FOURTH AMENDMENT

                                   APPENDIX A

          DESCRIPTION OF SELLER'S GENERATION AND CONVERSION FACILITIES

1.   Name of facility: Puna Geothermal Venture

               (a)  Location: Honuaula, Puna, County of Hawaii, State of Hawaii

               (b)  Telephone number (for system emergencies)
                    System Emergencies:
                       (808) 965-7485
                    Switch Board
                       (808) 965-6233

               (c)  Company billing account number: 06 686 520 01

2.   Owner: Puna Geothermal Venture

3.   Operator(1): Puna Geothermal Venture

4.   Name of person to whom payments are to be made:

     (a)  Mailing address: Puna Geothermal Venture
                           P.O. Box 30
                           Pahoa, Hawaii 96778

     (b)  Hawaii Gross Excise Tax License Number: 30067799

5.   Equipment:

     (a)  Type of facility and conversion equipment: Back pressure steam turbines integrated with air-cooled organic rankine cycle Ormat Energy
          Converters.

     (b)  Design capacity:(2) Total 30 MW

----------
1    Attach a letter signed by an officer of the Seller warranting that the
     Seller is in good standing with the Hawaii Department of Commerce and
     Consumer Affairs.

2    The "Design Capacity" may exceed 30 MW to the extent necessary for Seller to furnish up to 30 MW of "Allowed Capacity" as defined in Appendix F, provided that the "Allowed Capacity" of this Contract shall be 30 MW.

                                                                  ATTACHMENT A
                                                                     TO THE
                                                                FOURTH AMENDMENT

     (c)  Single or 3 phase: 3 phase

     (d)  Name of manufacturer: Ormat or equivalent

     (e)  Date of interconnection: December 31, 1989

6.   Projected date of operation in parallel to company's System ("Operational
     Date"): First 25 MW - July 1, 1990
             Next 5 MW - Nine (9) months after the later of PUC Approval or
             Bank's Consent

7.   Date Firm Capacity Begins: First 25 MW - June 26, 1993
                                Next 5 MW - Upon the
                                fulfillment of the conditions precedent set
                                forth in Sections V.A. and V.B. of the
                                Performance Agreement

8.   Insurance carrier: Attached hereto as Exhibit 1 to Appendix A

9.   If the owner is not the operator, a copy of the agreement between the owner and the operator which allows the operator to use the facility and which establishes the scope of operations by the operator and the respective rights of the owner and the operator with respect to the sale of electric energy from the Seller's facility shall be provided to HELCO.

10.  If the land on which the facilities are located is not owned by the facility's owner, a copy of the agreement with the owner of the land which establishes the right of the facility's owner to put the facility on the land and the existence of required rights of way and easements shall be provided to HELCO.

                                       2

                                                                  ATTACHMENT A
                                                                     TO THE
                                                                FOURTH AMENDMENT

                             Exhibit 1 To Appendix A

                                 COSI PUNA, INC.
                                       &
                             PUNA GEOTHERMAL VENTURE

                          Addendum to Executive Summary

LIABILITY

1.   Commercial General Liability - Provides protection for those sums you become legally obligated to pay as damages because of Bodily injury or
     Property Damage to a third party, caused by an occurrance, and arising out of the insured premises and/or those operations necessary or incidental to your business. Coverage also includes products and completed operations, contractual liability, independent contractors coverage, personal and advertising injury, fire legal liability and medical payments.

     Named
     Insured:        Puna Geothermal Venture;
                     COSI Puna, Inc.

     Insurance
     Company:        Lexington Insurance Company

     Policy
     Number:         CGL 553 55 81

     Limits of
     Liability:      $1,000,000 Each Occurrence
                     $1,000,000 Personal and Advertising injury
                     $   10,000 Medical Payments per Person
                     $  100,000 Fire Legal Liability
                     $1,000,000 Products/Completed
                                Operations Aggregate
                     $2,000,000 General Aggregate

     Deductible:     $   25,000 each occurrence BI & PD Liability

     Policy Term:    March 31, 1995 to March 31, 1996

                                                                       [GRAPHIC]

                                                                  ATTACHMENT A
                                                                     TO THE
                                                                FOURTH AMENDMENT

                             Exhibit 1 To Appendix A

LIABILITY

2.   Business Automobile Liability and Physical Damage - Provides protection for those sums you become legally obligated to pay as damages because of Bodily injury or Property Damage to a third party, arising from the ownership, maintenance, or use of any owned, hired, or non-owned automobile, as outlined in the policy. Other coverages include uninsured motorists, medical payments and physical damage (Comprehensive and Collision for owned and hired vehicles).

     Insurance
     Company:       Gulf Insurance Company

     Policy
     Number:        BA 543 69 52

     Limits of
     Liability:     $1,000,000 Bodily injury
                    $1,000,000 Property Damage
                    $1,000,000 Uninsured Motorists
                    $   20,000 Personal injury Protection
                    $1,000,000 Hired and Non-Owned Automobile

     Deductible:    $    1,000 Comprehensive
                    $    1,000 Collision

     Policy Term:   6/1/95-_/1/96

     Note:          Schedule of vehicles on file with Company.

                                                                       [GRAPHIC]

                                       2

                                                                  ATTACHMENT A
                                                                     TO THE
                                                                FOURTH AMENDMENT

                             Exhibit 1 To Appendix A

3.   Workers Compensation and Employers Liability - Provides protection to your employees for any injury, death, or disease arising out of and in the course of employment, as outlined in the policy. Benefits are Paid according to the Workers Compensation Law and Occupational Disease Law of
     each State or Territory.

     Insurance
     Company:        The Travelers Insurance Company

     Policy
     Number:         SUB599K484294

     Limits of
     Liability:

     Coverage A:     Worker's Compensation - Statutory
     Coverage B:     Employers Liability
                     $1,000,000 B_ by Accident
                     $1,OOO.OOO B_ by Disease Policy Limit
                     $1,000,000 B_ by Disease Each Employee

     Policy Term:    11/22/94 - 11/22/95

                                                                       [GRAPHIC]

                                       3

                                                                  ATTACHMENT A
                                                                     TO THE
                                                                FOURTH AMENDMENT

                             Exhibit 1 To Appendix A

4.   Umbrella Liability - Protects against catastrophic third party liability losses by providing excess limits of liability over and above the following: General Liability, Automobile Liability, and the Employers
     Liability portion of the Worker's Compensation policy. Coverage is subject to terms, conditions and exclusions of the following policy:

     Named
     Insured:     Puna Geothermal Venture;
                  COSI Puna, Inc.

     Insurance
     Company:     Lexington Insurance Company

     Policy
     Number:      _667359

     Limit of
     Liability:   $25,000,000 Each Occurrence
                  $25,OOO,OO0 General Aggregate

     Self
     Insured
     Retention:   $25,000

     Policy
     Term:        March 31, 1995 to March 31, 1996

                                                                       [GRAPHIC]

                                       4

                                                                  ATTACHMENT A
                                                                     TO THE
                                                                FOURTH AMENDMENT

                             Exhibit 1 To Appendix A

     Control of Well - Provides protection for cost to gain control of well; the expense to redrill and/or restore the well to the condition prior to the blowout and cleanup and pollution expenses resulting from a blowout. A separate endorsement extends the policy to cover contractor's equipment
     (not rigs) in the insured's care, custody or control.

     Named
     Insured:       Puna Geothermal Venture;
                    COSI Puna, Inc.

     Insurance
     Company:       Underwriter's at Lloyd's London and Certain
                    Insurance Companies (through GSR)

     Policy
     Number:        _2741

     Limits:        $20,000,000 Ea. Occurrence, _EE (100%)
                    $ 1,000,000 Care, Custody & Control (100%)

     Deductible:    $    25,000 Each Occurrence, per Section, _EE (100%)
                    $    25,000 Care, Custody & Control (100%)

     Policy Term:   March 31, 1995 to March 31, 1996

     Note:          Premium Subject to Audit

                                                                       [GRAPHIC]

                                       5

                                                                  ATTACHMENT A
                                                                     TO THE
                                                                FOURTH AMENDMENT

                             Exhibit 1 To Appendix A

PROPERTY

     Property Damage - Provides repair or replacement cost coverage for damage to all real and personal property, including Business Interruption resulting from a covered peril. Provides coverage for fire and extended coverages, flood, earthquake, and transit, all subject to policy terms, conditions and exclusions.

     Boiler & Machinery - Provides repair or replacement cost coverage, including Business Interruption, resulting from sudden and accidental damage to objects, or parts thereof, subject to policy exclusions. Objects include, but are not limited to, pressure, mechanical, and electrical apparatus, including turbine generators.

     Insurance Company:      Insurance Company of North America (INA)

     Policy Number:          EUTFD835821-7

     Policy Term:            8/1/95 - 8/1/95

     Highlights of Limits:

     Combined Property Damage and Boiler & Machinery including: Business
     Interruption, Flood, Pollution Cleanup & Removal, Errors & Omissions, and
     Debris Removal

          Combined Limit         $102,916,000 per occurrence

     Sub-Limits applicable to Property Damage:

          Earthquake             $40,000,000

          Accounts Receivable    $ 5,000,000

          Valuable Papers        $ 5,000,000

          Demolition/Increased
          Cost of Construction   $ 5,000,000

          Extra Expense          $ 5,000,000

                                                                       [GRAPHIC]

                                       6

                                                                  ATTACHMENT A
                                                                     TO THE
                                                                FOURTH AMENDMENT

                             Exhibit 1 To Appendix A

   Property in Transit       $ 5,000,000
   Newly Acquired Property   $ 5,000,000
      (90 days)
   Transmission/
      Distribution Lines     $ 1,500,000

Sub-Limits applicable to Boiler & Machinery:

   Business interruption     $13,514,000
   Service interruption      $ 5,000,000
   Extra Expense             $ 5,000,000
   Expediting Expense        $ 1,000,000
   Hazardous Substance       $ 1,000,000
   Ammonia Contamination     $ 1,000,000
   Water Damage              $ 1,000,000

Deductibles:

   Property Damage           $    50,000 except;
   Transmission/
      Distribution Lines     $   250,000
   Named Windstorms          $   250,000
   Earthquake                $   100,000 or 2% whichever is greater

   Business interruption     30 day waiting period except;
   Service interruption      45 hour waiting period

                                                                       [GRAPHIC]

                                       7

                                                                  ATTACHMENT B
                                                                     TO THE
                                                                FOURTH AMENDMENT

                                   APPENDIX B

                         FACILITIES OWNED BY THE SELLER

1.   Seller's Facility

     (a)  A final (1) a single-line diagram of Seller's Facility, (2) relay list, and (3) trip scheme shall be prepared and, subject to the review and acceptance thereof by both parties, signed and attached hereto as
          Exhibit 1 to Appendix B and made a part hereof. Such single-line diagram expressly identifies the final location of the Point of
          Interconnection.

          Material changes or additions to the Seller's Facility reflected in the single-line diagram, relay list, and trip scheme shall not be made without the prior written consent of the Company pursuant to Section 3 of the Contract. If any changes in or additions to such Facility, records, and operating procedures are required by the Company, the
          Company shall specify such changes to the Seller in writing, and except in the case of an emergency, Seller shall have the opportunity to review any such change or addition in advance.

     (b)  The Seller shall furnish, install, operate and maintain facilities such as breakers, relay, switches, synchronizing equipment, monitoring equipment and control and protective devices acceptable to the Company as suitable for parallel operation with the Company's System. Such facilities shall be accessible at all times to authorized Company personnel.

     (c)  The Seller shall furnish, install and maintain in accordance with the
          Company's requirements all conductors, service switches, fuses, meter sockets, meter and instrument transformer housing and mounting, switchboard meter test buses, meter panels and similar devices required for service connections and meter installations on the
          Seller's premises.

     (d)  Seller shall install transducers, metering, AC and DC sources, telephone lines, and provide interconnecting wiring for supervisory and communications equipment.

     (e)  The Company has reviewed and accepted the design drawings and Bill of
          Material for the Seller's electrical equipment required to interconnect with

                                                                  ATTACHMENT B
                                                                     TO THE
                                                                FOURTH AMENDMENT

          the Company's System. The type of electrical equipment, the type of protective relaying equipment (which equipment shall be mutually agreeable to the parties) and the settings that affect the reliability and safety of operation of the Company's and Seller's interconnected system shall be acceptable to the Company. The Company, at its option, may request to witness operation of control, synchronizing, and protection schemes.

     (f)  The Seller shall provide a manual disconnect device which provides a visible break to separate the Seller's Facility from the Company's
          System. Such disconnect device shall be lockable in the OPEN position and be readily accessible to Company personnel at all times.

     (g)  In order to allow Seller's Facility to remain on-line and to assist in restart of parallel operation thereof with the Company's System,
          Seller may provide automatic equipment to isolate Seller's Facility from the Company's System during large system disturbances; provided that such automatic equipment has been approved by the Company prior to installation for compatibility with Company's System.

2.   Operating Procedures

     (a)  The Company may require periodic reviews of the Seller's Facility, maintenance records, available operating procedures and policies, and relay settings, and may request changes it deems necessary to protect the Company's System from damages resulting from the Seller's parallel operation.

     (b)  Logs shall be kept by the Seller for information on unit availability, including reasons for planned and forced outages; circuit breaker trip operations; relay operations, including target initiation; and other unusual events. The Company shall have the right to review these logs, especially in analyzing system disturbances. The Seller will provide the Company with subsequent written confirmation any time the Seller experiences a unit trip. Such confirmation will include the date and time of the occurrence as well as the cause of the unit trip.

     (c)  Seller shall limit its Facility's ramp rate to less than 2 MW/min.

     (d)  The Company's Load Dispatcher shall specify the power factor at which energy is delivered by the Seller to

                                       2

                                                                  ATTACHMENT B
                                                                     TO THE
                                                                FOURTH AMENDMENT

          the Company. Typical power factor requirements will normally operate in a range of 0.85 lagging to 1.0.

     (e)  If Seller is separated from the Company's System for any reason, the
          Seller, under no circumstances, shall reclose into the Company's system without first obtaining specific approval to do so from the
          Company's Load Dispatcher. Such approval shall be withheld only when such reclosing is not in accordance with Section 17(a) of this
          Contract and the Company's standard practices, policies and procedures.

     (f)  The Company's Load Dispatcher will notify the Seller whenever the
          Seller must be separated from the Company's System pursuant to
          Sections 6 and 7 of this Contract. When possible, reasonable advance notice will be given to the Seller by the Company's Load Dispatcher, provided this provision does not limit the Company's obligation to give notice under Section 6(b) of this Contract.

     (g)  The Seller shall submit the next five-year maintenance requirement in writing to the Company each year no later than June 30 of the previous year. The Company shall specify the maintenance schedule for the five-year period and inform the Seller in writing no later than
          September 30 of the same year. The Company shall not unreasonably delay maintenance of the Seller's Facility and will cooperate with
          Seller in establishing a reasonable schedule for the Seller's maintenance requirements.

     (h)  The Seller shall notify the Company's Load Dispatcher prior to synchronizing a generator onto or taking a generator off the system.
          Such notification should be as far in advance as reasonably possible under the circumstances causing the action.

     (i)  Company Dispatch - The Company shall have the sole and absolute right, through supervisory equipment or otherwise, to control, from moment to moment, within the limits of sound engineering practices, the rate of delivery of energy and capacity subject to a Legally Enforceable
          Obligation to a maximum of the Seller's Firm Capacity Obligation.

3.   Seller's Firm Capacity Obligation

     (a)  Firm Capacity Obligation. The Seller shall furnish the Company 30,000 kw of capacity and 18,600 kvar of reactive from the Effective Date of the Fourth

                                       3

                                                                  ATTACHMENT B
                                                                     TO THE
                                                                FOURTH AMENDMENT

          Amendment until the end of the contract term pursuant to a Legally
          Enforceable Obligation, under the Company's Dispatch during the entire term hereof except for the "annual overhaul period" set forth in
          Paragraph 3(b) of this Appendix B. The reactive shall be in proportion to power in the range of 0.85 lagging to 1.0 unity power factor and shall be dispatched by the Company to keep the Seller's generator within the limits of plus or minus 5% of the generator voltage.

     (b)  Plant Shutdown Period. The Seller may shut its facility down and shall have no obligation to furnish the Company the capacity described in
          Paragraph 3(a) of this Appendix B during the "Annual Overhaul Period."
          During each contract year the Annual Overhaul Period shall not be longer than 28 days and shall be taken during the period beginning May
          15 and ending September 30, the specific days to be determined each contract year with the Company's approval, which approval shall not be unreasonably withheld, and shall not be in conflict with the schedule established for the Company's other firm capacity contracts.

     (c)  Minimum Delivery Guarantee By The Company. The Company shall accept as much of the power made available from the Seller as possible, given the limitations resulting from the Company's obligations to purchase minimum amounts of firm capacity from other firm capacity sellers, the
          Company's existing obligations to purchase As-Available Energy, the
          Company's need to keep a minimum number of its own generating units on-line at least at a reasonable minimum loading, the Company's load during certain times of the day and other operating reasons, provided that the Company shall accept 25,000 kw during the on-peak hours (7:00
          a.m. to 9:00 p.m.), and 20,000 kw in 1990 and 22,000 kw after 1990 during the off-peak hours. The Company shall purchase a minimum of
          178,000,000 kwh each year from the Seller under the Company's Dispatch subject to the provisions of Section 6 and 7 of the Contract. The
          178,000,000 kwh amount shall be reduced by the Energy (kwh) that the
          Seller should have delivered to the Company but could not due to reasons other than the Annual Overhaul Period and force majeure.

     (d)  Capacity Payments. The Company shall pay the Seller for the Firm
          Capacity under Company Dispatch subject to a Legally Enforceable
          Obligation that the Seller is obligated to deliver to the Company pursuant to

                                       4

                                                                  ATTACHMENT B
                                                                     TO THE
                                                                FOURTH AMENDMENT

          Paragraph 3 of this Appendix B as provided for by Paragraph B of
          Appendix D of this Contract.

     (e)  Sanctions for Non-Performance. The Seller shall pay the sanctions provided for by Paragraph D of Appendix D of this Contract if it fails to satisfy its firm capacity obligations under this Contract.

4.   Access to Facility

     (a)  Seller hereby grants HELCO the right, but not the obligation, for the term of this Contract to enter upon the Facility with such prior notice as is reasonable under the circumstances to take such action as may be necessary in the reasonable opinion of HELCO (i) to maintain, inspect, read and test meters and other HELCO equipment, and (ii) to interconnect, interrupt, monitor or measure electrical generation produced at Seller's Facility.

     (b)  PGV shall provide in the first month of every year on an annual basis throughout the term of this Contract, information and geothermal data in substantially the form attached hereto as Exhibit 2 to Appendix B.
          In addition, at HELCO's request, PGV shall meet with HELCO and provide such data, information and access to PGV's Facility reasonably required to update the December 12, 1995 "Geothermal Resource
          Assessment, Puna Geothermal Venture Expansion, Kilauea East Rift,
          Hawaii" by Gerald Niimi of Therma Source, Inc. and the January 15,
          1996 "Analysis of Fluid Compositions at the Puna Geothermal Venture 30
          mWe Geothermal Facility" by Donald Thomas of G-Tech Services, and/or
          provide a similar analysis to these reports.

                                       5

                                                                  ATTACHMENT B
                                                                     TO THE
                                                                FOURTH AMENDMENT

                             Exhibit 1 To Appendix B

[To Be Attached -- Attach hereto a copy of a single-line diagram of the Seller's
Facility, relay list, and trip scheme within sixty (60) days of the Execution
Date (as defined in the Performance Agreement) pursuant to the Performance
Agreement.]

                                                                  ATTACHMENT B
                                                                     TO THE
                                                                FOURTH AMENDMENT

                             Exhibit 2 To Appendix B

PUNA GEOTHERMAL VENTURE

KS10 PRODUCTION WELL DATA

-----------------------------------------------------------------
                                              AVERAGE     AVERAGE
                                              WELLHEAD   WELLHEAD
             HOURS                            PRESSURE     TEMP
Mo. Total   ON PROD   STEAM   BRINE   TOTAL    (PSIG)     (DBGF)
-----------------------------------------------------------------
   Jan
   Feb
   Mar
   Apr
   May
   Jun
   Jul
   Aug
   Sep
   Oct
   Nov
   Dec
-----------------------------------------------------------------

-----------------------------------------------------------------
Yr. Total
-----------------------------------------------------------------

KS09 PRODUCTION WELL DATA

-----------------------------------------------------------------
                                              AVERAGE     AVERAGE
                                              WELLHEAD   WELLHEAD
             HOURS                            PRESSURE     TEMP
Mo. Total   ON PROD   STEAM   BRINE   TOTAL    (PSIG)     (DBGF)
-----------------------------------------------------------------
   Jan
   Feb
   Mar
   Apr
   May
   Jun
   Jul
   Aug
   Sep
   Oct
   Nov
   Dec
-----------------------------------------------------------------

-----------------------------------------------------------------
Yr. Total
-----------------------------------------------------------------

                                                                  ATTACHMENT B
                                                                     TO THE
                                                                FOURTH AMENDMENT

                             Exhibit 2 To Appendix B

PUNA GEOTHERMAL VENTURE

COMBINED INJECTION DATA
QUANTITIES OF FLUID INJECTED (K POUNDS)

--------------------
MO. TOTAL   GEOFLUID
--------------------
   JAN
   FEB
   MAR
   APR
   MAY
   JUN
   JUL
   AUG
   SEP
   OCT
   NOV
   DEC
--------------------

--------------------
Yr. Total
--------------------

                                       2

                                                                  ATTACHMENT C
                                                                     TO THE
                                                                FOURTH AMENDMENT

                                   APPENDIX C

                 Interconnection Facilities Owned By The Company

1.   The Company will design, construct, own, operate and maintain all facilities on the Company's side of the Point of Interconnection required to interconnect the Company's System with the Seller's Facility at 69 kv, including, without limitation, the following equipment at the Seller's
     Facility:

     (a)  Necessary instrument transformers, test facilities (except switchboard meter test buses), meters, and protective line relays.

     (b)  Supervisory and communication equipment for remote control and metering (a Remote Terminal Unit) at the Seller's Facility.

     (c)  Provided, however, that PGV will construct the permanent switching station at the Point of Interconnection.

     (d)  The Seller shall be responsible for the costs to design, permit, construct, and install the interconnection facilities owned by the
          Company.

2.   The terms relating to the design, permitting, construction and operation of certain Interconnection Facilities, including power transmission lines, required to be installed in order to accept Energy from Seller's Facility have been determined by separate agreements between the parties. This
     Contract is subject in all respects to the parties conclusion of satisfactory terms regarding the construction, installation and operation of such Interconnection Facilities and the payment therefor. To the extent a portion of such costs is to be paid by Seller, an allocation shall be agreed to by the parties that reflects benefits to Buyer's System of constructing or upgrading such Interconnection Facilities or portions thereof that are not required solely to interconnect Seller's Facility.
     Such cost allocation shall be subject to review and approval by the PUC.

     Presently, the Company and Seller's have entered into a Transmission Line
     Agreement, dated March 7, 1995, which is pending before the PUC for approval. The Transmission Line Agreement is incorporated herein by reference.

                                                                  ATTACHMENT C
                                                                     TO THE
                                                                FOURTH AMENDMENT

3.   The Seller shall reimburse the Company for any costs incurred in operating, maintaining, replacing, or relocating Company-owned Interconnection
     Facilities to the extent that such costs exceed Company's cost if the
     Seller were not interconnected to the Company's System.

4.   The Company shall maintain full and complete information logs and records of (i) all meter readings; (ii) the calculation of amounts due to Seller;
     (iii) the operation and maintenance of the Interconnection Facilities; and
     (iv) information to verify events described in Section 6(a), 6(b), and 7 of this Contract, including but not limited to, unit availability (including reasons for planned and forced outages), circuit breaker trip operations, and relay operations (including target initiation).

5.   The Seller shall be allowed to review the information logs and records maintained by the Company pursuant to Section 4 of this Appendix C, above, during the Company's normal business hours in accordance with the Company's rules for service to its customers.

                                       2

                                                                  ATTACHMENT D
                                                                     TO THE
                                                                FOURTH AMENDMENT

                                   APPENDIX D

                           POWER PURCHASES BY COMPANY
                                   (For 30 MW)

A.   ENERGY PURCHASES BY THE COMPANY

     1.   Subject to the other provisions of this Contract, including but not limited to Sections 6 and 7 of this Contract:

          a.   The Company shall accept and pay for the first twenty-five (25)
               megawatts of on-peak Energy and the first twenty-two (22)
               megawatts of off-peak Energy generated by the Seller's Facility and delivered by the Seller to the Company at the higher of: (a)
               the respective on-peak and off-peak energy rates set forth in
               Paragraph A.3.a. of this APPENDIX D, or (b) $0.0656/kilowatthour
               ("kwh") on-peak or $0.0543/kwh off-peak; provided, however, that the rate of delivery of such Energy under this Paragraph A.1.a shall not exceed twenty-five (25) megawatts on-peak and
               twenty-two (22) megawatts off-peak at any given time.

          b.   The Company shall accept and pay for an additional five (5)
               megawatts of on-peak Energy (above the twenty-five (25) megawatts delivered pursuant to Paragraph A.1.a above) generated by the
               Seller's Facility and delivered by the Seller to the Company at the higher of: (a) the on-peak energy rate set forth in Paragraph
               A.3.b. of this APPENDIX D, or (b) the Minimum Purchase Rate set forth in Paragraph A.4. of this APPENDIX D; provided, however, that the rate of delivery of such Energy under this Paragraph
               A.1.b shall not exceed five (5) megawatts at any given time.

          c.   At the Company's sole discretion, the Company may accept and pay for any additional on-peak Energy provided above the thirty (30)
               megawatts of on-peak Energy (delivered pursuant to Paragraphs
               A.1.a. and A.1.b. above) at the higher of: (a) the on-peak energy rate set forth in Paragraph A.3.b. of this APPENDIX D, or (b) the
               Minimum Purchase Rate set forth in Paragraph A.4. of this
               APPENDIX D.

                                                                  ATTACHMENT D
                                                                     TO THE
                                                                FOURTH AMENDMENT

          d.   At the Company's sole discretion, the Company may accept and pay for any additional off-peak Energy above the twenty-two (22)
               megawatts of off-peak Energy (delivered pursuant to Paragraph
               A.1.a. above) generated by the Seller's Facility and delivered by the Seller to the Company at the higher of: (a) the Energy
               Rate/kwh calculated for on-peak energy set forth in Paragraph
               A.3.b. of this APPENDIX D less $0.01/kwh, or (b) $0.02/kwh.

          e.   The Company agrees that it will not enter into any new contracts with independent power producers or amend any existing contracts with independent power producers that would obligate the Company to take any more off-peak As-Available Energy than the Company is presently obligated to take under an existing agreement without first agreeing to take an additional 5 megawatts of off-peak
               Energy from Seller. This provision shall not apply to the
               purchase, either in a new or existing contract with an
               independent power producer, of any additional amount of off-peak energy required in such contract because of the reasonable minimum operating requirements of an independent power producer.

     2.   Energy furnished by Seller to the Company shall be metered by a time-of-day meter that measures Energy delivery on at least one hour intervals. The Company shall not pay for any Energy that may be delivered by the Seller prior to installation and operation of the
          Company's meters. The on-peak hours shall be those between 7:00 a.m.
          and 9:00 p.m. daily, and the off-peak hours shall be those between
          9:00 p.m. on one day and 7:00 a.m. on the following day.

     3.   Energy Rates

          a.   The on-peak energy rate for the first 25 MW of on-peak Energy and the off-peak energy rate for the first 22 MW of off-peak Energy delivered pursuant to Paragraph A.1.a. above shall be one hundred percent (100%) of the Company's respective on-peak and off-peak
               Avoided Energy Costs (including avoided costs of fuel and
               operation and maintenance) in cents per kilowatthour, calculated in accordance with the provisions of the PUC's standards, on file with the PUC and in effect for the month in which such Energy is delivered.

                                       2

                                                                  ATTACHMENT D
                                                                     TO THE
                                                                FOURTH AMENDMENT

          b.   The on-peak energy rate for the next 5 MW of on-peak Energy
               (above 25 MW) delivered pursuant to Paragraph A.1.b. above shall be:

               On-Peak Energy
                  Rate/kwh = [Fuel Rate (Base Charge) x A) + [Variable O & M
                             Rate (Base Charge) x (GDPIPD (current)/
                             GDPIPD (base))]

               The terms in the above formula shall have the following meanings as stated:

                    Fuel Rate (Base Charge): $0.038/kwh

                    A =  Fuel Actual (Diesel)/Fuel Base (Diesel) where:

                    Fuel Actual (Diesel) is the average of each of the Thursday high and low Pacific Northwest Spot 0.5% No. 2 prices for
                    Diesel Fuel ("PNW No. 2 prices"), as reported by Oil Price
                    Information Service ("OPIS") from the 21st day of the second preceding month to the 20th day of the month preceding the month Energy is delivered to HELCO (Computation Month),
                    expressed in dollars per gallon, rounded to the fourth
                    decimal place; and

                    Fuel Base (Diesel) is the average of each of the Thursday
                    high and low PNW No. 2 prices as reported by OPIS from the
                    21st day of November 1995 to the 20th day of December 1995,
                    expressed in dollars per gallon, rounded to the fourth
                    decimal place and which the parties agreed is $0.5444/
                    gallon.

                    If OPIS is not published or does not publish a high and low price for a particular Thursday during the relevant one
                    month period, the high and low prices for the closest
                    preceding day for which OPIS publishes a price report will be used.

                    In the event that PNW No. 2 prices are not published by OPIS then the parties agree to use another publication that
                    publishes PNW No. 2 prices. In the event that PNW No. 2
                    prices are not published or otherwise available, the parties agree to adjust the

                                       3

                                                                  ATTACHMENT D
                                                                     TO THE
                                                                FOURTH AMENDMENT

                    Fuel Rate (Base Charge) by a new index, which, to the extent practicable, shall be applied in the same fashion as the
                    index represented by the term "A" in the above formula.

               Variable O & M Rate (Base Charge) = $0.0029/kwh

               GDPIPD (current) = the final Gross Domestic Product Implicit
                                  Price Deflator ("GDPIPD") (there are four
                                  categories of GDPIPD -- advance, preliminary,
                                  final and revised final) as published by the
                                  United States Department of Commerce,
                                  Economics and Statistics Administration,
                                  Bureau of Economic Analysis ("Department of
                                  Commerce") for the third quarter of the
                                  calendar year preceding the calendar year in
                                  which the Energy is delivered.

               GDPIPD (base)    = the final GDPIPD as published by the
                                  Department of Commerce for the third quarter
                                  of 1995.

               In the event that GDPIPD is not published by Department of
               Commerce, the parties agree to adjust the Variable O & M Rate
               (Base Charge) by another index mutually agreed upon by the parties.

               When adjusting the Variable O&M Rate (Base Charge), the
               adjustment shall apply to the energy delivered by Seller to HELCO in the month of the adjustment date (January 1) and then invoiced for payment in the following month. In other words, the annual adjustment factor will be first applied to the energy delivered in January to be invoiced in February.

          An example of the On-Peak Energy calculation is attached hereto as
          Exhibit 1 to Appendix D.

     4.   The Minimum Purchase Rate, as defined in APPENDIX F of this Contract, shall apply to the five (5) megawatts of Energy delivered by Seller under

                                       4

                                                                  ATTACHMENT D
                                                                     TO THE
                                                                FOURTH AMENDMENT

          Paragraph A.1.b. above to the Company during the term of this
          Contract.

     5.   During each payment period Seller shall be credited at the rate of
          $0.002 per kilovarhour for each kilovarhour furnished by the Seller to the Company in excess of .62 x kwh. The kvarh meters shall be adjusted to prevent reversal in the event the power factor is leading.

     6.   This paragraph intentionally left blank.

     7.   The Seller shall deliver Energy under Company Dispatch pursuant to a
          Legally Enforceable Obligation as follows:

          a.   On-Peak Period. During the 14 hour period from 7:00 a.m. to 9:00
               p.m. each day, the Seller shall be obligated to deliver Energy under the Company's Dispatch at a rate equal to the Seller's Firm
               Capacity Obligation described in Paragraph 3.(a) of APPENDIX B of this Contract.

          b.   Off-Peak Period. During the 10 hour period from midnight to 7:00
               a.m. and 9:00 p.m. to midnight each day, the Seller shall be obligated to deliver energy under the Company's Dispatch at a rate not greater than the Seller's Firm Capacity Obligation described in Paragraph 3.(a) of APPENDIX B of this Contract and not less than the Minimum Delivery Guarantee.

B.   CAPACITY PURCHASES BY THE COMPANY

     1.   As compensation for providing the Firm Capacity under Company Dispatch as described in Paragraph 3(a) of APPENDIX B, the Company will pay the
          Seller a capacity payment, payable monthly within 20 days after the last day of the calendar month in which the firm capacity was provided, of 1/12 of the Annual Capacity Payment Rate.

     2.   The Capacity Payment Rate shall be:

          a.   $4,000,000 per year for the first twenty-five (25) megawatts of firm capacity under Company Dispatch as described in Paragraph 3 of APPENDIX B beginning on June 26, 1993; and subject to the sanction provision of Paragraph D.1. of APPENDIX D; and

                                       5

                                                                  ATTACHMENT D
                                                                     TO THE
                                                                FOURTH AMENDMENT

          b.   $504,750 per year for the next five (5) megawatts of firm
               capacity under Company Dispatch above the first twenty-five (25)
               megawatts of firm capacity in Subsection B.2.a. as described in
               Paragraph 3 of APPENDIX B beginning on the date of the
               fulfillment of the conditions precedent set forth in Sections
               V.A. and V.B. of the Fourth Amendment; provided that the Seller has satisfied the Acceptance Test requirement of Section I.B. of the Fourth Amendment; and subject to the sanction provision of
               Paragraph D.1. of APPENDIX D. If the first year of operation for the additional 5 MW of firm capacity is a partial calendar year then the amount of the Capacity Payment ($504,750) shall be prorated on a daily basis ($1,380 per day) from the date of the fulfillment of the conditions precedent set forth in Sections
               V.A. and V.B. of the Fourth Amendment through December 31 of that year.

     3.   The Company shall not be required to pay any additional capacity payment for any additional power supplied by the Seller, either at the
          Company's or the Seller's request.

     4.   A failure by the Seller to provide the required Firm Capacity to the
          Company shall result in the reduction in the capacity payment due to the Seller from the Company in accordance with Paragraph D of APPENDIX
          D of this Contract. The Company shall not have any obligation to pay capacity payments to the Seller for periods in excess of twenty-four hours in which the Seller is unable to fulfill its obligations under the Contract, including but not limited to (i) circumstances which are subject to Paragraph 15 of this Contract relating to Force Majeure without fault, or (ii) for periods in which the Seller does not fulfill its obligations under Paragraph 3 of APPENDIX B of this
          Contract due to the Seller's "default," as such term is defined in
          APPENDIX E of this Contract.

     5.   If the Seller does not satisfy its firm capacity obligations as described in Paragraph 3 of APPENDIX B and Paragraph C of this
          APPENDIX D of this Contract, it shall pay sanctions as described in
          Paragraph D of this APPENDIX D.

                                       6

                                                                  ATTACHMENT D
                                                                     TO THE
                                                                FOURTH AMENDMENT

C.   PERFORMANCE STANDARDS

     1.   The Seller acknowledges and agrees that the Seller's generating facility is expected to meet the following minimum standards for satisfactory day-to-day performance during each contract year: (i) an
          On-peak Availability (excluding the four-week annual maintenance period and downtime due to a catastrophic equipment failure) of 95 percent or better; (ii) not more than 6 Plant Trips per year; and
          (iii) a forced outage rate of 5 percent or less.

     2.   The "On-peak Availability" of the Seller's Facility (in percent) is to be computed by adding the total on-peak Energy under Company's
          Dispatch subject to a Legally Enforceable Obligation available from the Seller's Facility during the contract year, and dividing by the product of 4,718 on-peak hours per 48 week year (4,732 for leap years)
          times the Firm Capacity Obligation (prorated on a daily basis, if necessary) and multiplying the total by 100 percent.

     3.   "Catastrophic Equipment Failure" means a sudden, unexpected failure of a major piece of equipment which (i) substantially reduces or eliminates the capability of the Seller's Facility to produce power,
          (ii) is beyond the reasonable control of the Seller and could not have been prevented by the exercise of due diligence by the Seller, and
          (iii) despite the exercise of all reasonable efforts, requires more than sixty (60) days to repair.

     4.   "Plant Trip" means the sudden and immediate removal of the Seller's
          Facility from service as a result of an immediate
          mechanical/electrical/hydraulic control system trip or operator initiated trip/shutdown which requires the Company to take immediate steps to place an unscheduled generator on line to make up for the loss of output of the Seller's Facility; provided, however, that a
          Plant Trip shall not include: (i) any such removal which occurs within forty-eight (48) hours of the time at which the Seller's Facility is restarted following an outage; (ii) trips caused or initiated by the
          Company; or (iii) trips occurring during periods when the Seller has continued to furnish capacity to the Company at the request of the
          Company's Production Manager after the Seller has notified the
          Company's Production Manager that the Seller's Facility is likely to trip.

                                       7

                                                                  ATTACHMENT D
                                                                     TO THE
                                                                FOURTH AMENDMENT

     5.   The "Forced Outage Rate" of the Seller's Facility during a contract year is to be computed by totaling the average megawatts unavailable for service due to forced outages or deratings on an hourly basis, multiplying the total by 100, and dividing by the product of 8,760 hours per year times the weighted average of the Seller's firm capacity obligation (prorated on a daily basis, if necessary).

D.   SANCTIONS

     1.   The capacity payment is to be made on the basis of the full availability of the Seller's Firm Capacity Obligation. When the
          Seller's full Firm Capacity Obligation is not available, the Seller shall pay the Company $0.0214 per on-peak hour for each kilowatt of deficiency based on annual capacity payments of $504,750 and 4,718 on-peak hours in a year for the first five (5) megawatts of deficiency and the Seller shall pay the Company $0.0339 per on-peak hour for each kilowatt of deficiency in excess of five (5) megawatts of deficiency based on annual capacity payments of $4 million and 4,718 on-peak hours in a year.

     2.   For each contract year in which the On-peak Availability of the
          Seller's Facility is less than 95 percent, unless the shortfall is due to a catastrophic equipment failure, the Seller shall pay $7,992 to the Company for each full percentage point of the shortfall less than
          95 percent to and including 80 percent, and the Seller will pay
          $11,875 to the Company for each full percentage point of the shortfall less than 80 percent.

     3.   For each Plant Trip in excess of 6 per contract year, the Seller shall pay $10,000 to the Company.

     4.   The Company shall have the right to offset any payment due from the
          Seller under this Paragraph against any payments due to the Seller.

     5.   This paragraph intentionally left blank.

     6.   Each party may exercise whatever legal or equitable remedies may be available to enforce the obligations of this Contract in the event of a default by the other party.

                                       8

                                                                  ATTACHMENT D
                                                                     TO THE
                                                                FOURTH AMENDMENT

                             Exhibit 1 To Appendix D

                                 Illustration of
                           On-Peak Energy Payment Rate

On-Peak Energy Payment Rate    =   Fuel Component + Variable O&M Component

Where:
Fuel Component                 =   Fuel Rate (Base Charge) x Fuel Index

Variable O&M Component         =   Variable O&M Rate (Base Charge) x Variable O&M Index

Fuel Rate (Base Charge)        =   $0.038/kwh

Fuel Index                     =   PNW (current)
                                   -------------
                                   PNW (base)

Variable O&M Rate
(Base Charge)                  =   $0.0029/kwh

Variable O&M Index             =   GDP IPD (current)
                                   ----------------
                                   GDP IPD (base)

On-Peak Energy Payment Rate    =   [$0.038/kwh x PNW (current)] + [$0.0029 x GDP IPD (current)]
                                                 -------------               ----------------
                                                 PNW (base)                  GDP IPD (base)

   Where:
   PNW (current)               =   the average of each of the Thursday high and
                                   low Pacific Northwest Spot 0.5% No. 2 prices
                                   for Diesel Fuel ("PNW"), as reported by Oil
                                   Price Information Service ("OPIS") from the
                                   21st day of the second preceding month to the
                                   20th day of the month energy is delivered by
                                   PGV to HELCO, expressed in $/gallon

   PNW (base)                  =   $0.5444/gallon, the average of the Thursday
                                   high and low Pacific Northwest Spot 0.5% No.
                                   2 prices for Diesel Fuel, as reported by OPIS
                                   from the 21st day of November 1995 to the
                                   20th day of December 1995, expressed in
                                   $/gallon

   GDP IPD (current)           =   final GDP IPD for the 3rd Quarter of the year
                                   preceding the year that the Variable O&M
                                   Index will be used

   GDP IPD (base)              =   the final GDP IPD for the third quarter of
                                   1995 (Note: 107.9 is the "preliminary"
                                   estimate used only for this illustration -
                                   the "final" shall be used in the actual
                                   calculation)

   On-Peak Energy Payment Rate =   [$0.038/kwh x PNW (current)] + [$0.0029 x GDP IPD [current)]
                                                 -------------                -----------------
                                                  $0.5444/gal                     107.9

                                                                  ATTACHMENT D
                                                                     TO THE
                                                                FOURTH AMENDMENT

                             Exhibit 1 To Appendix D

----------------------------------------------------------------------
                               OPIS
                         PACIFIC NORTHWEST
  PRICE                    DIESEL PRICE          CUSA/HECO   CUSA/HECO
   FOR                ------------------------    WEEKLY      MONTHLY
MONTH OF     DATE       LOW     HIGH     AVG       PRICE      AVERAGE
----------------------------------------------------------------------
DEC 1995   10/26/95   0.5800   0.5850   0.5825     0.5825
           11/02/95   0.5775   0.5850   0.5813     0.5813
           11/09/95   0.5900   0.5950   0.5925     0.5925
           11/16/95   0.5625   0.5700   0.5663     0.5663      0.5806

JAN 1996   11/22/95   0.5550   0.5650   0.5600     0.5600
           11/30/95   0.5400   0.5500   0.5450     0.5450
           12/07/95   0.5350   0.5450   0.5400     0.5400
           12/14/95   0.5300   0.5350   0.5325     0.5325      0.5444

                                       2

                                                                  ATTACHMENT E
                                                                     TO THE
                                                                FOURTH AMENDMENT

                                   APPENDIX F

                                   DEFINITIONS

1. Allowed Capacity: The maximum Capacity agreed upon between Company and Seller that may be delivered to Company at any one time by the Seller, unless Company requests otherwise, which shall be thirty megawatts (30 MW).

2. As-Available Energy: Energy provided to Company on an unscheduled basis as it becomes available, rather than at prearranged times and in prearranged amounts, and which is not subject to a Legally Enforceable Obligation.

3. Avoided Energy Costs: The energy costs that the Company avoids by purchasing
Energy from Seller, as defined in and calculated in accordance with the PUC's
Standards.

4. Capacity: Electric power expressed in kilowatts or megawatts.

5. Company's Dispatch: company's sole and absolute right to control, from moment to moment, through supervisory equipment, or otherwise, and in accordance with good engineering practice in the electric utility industry, the rate of delivery of Energy offered by Seller to Company.

6. Company's Fuel Adjustment Clause: The provision in the Company's rate schedules that allows Company to pass through to its customers the Company's costs of fuel and purchased power.

7. Company's System: The electric system owned and operated by the Company on the Island of Hawaii consisting of power plants, transmission and distribution lines, and related equipment for the production and delivery of electric power to the public.

8. Company's System Load Dispatcher: The authorized representative of Company who is responsible for carrying out Company's Dispatch.

9. Commercial Operation: For the first twenty-five (25) megawatts of Capacity,
Commercial Operation is the date (June 26, 1993) on which Seller's Facility was deemed by Seller to be capable of reliable delivery of firm capacity. For the additional five (5) megawatts of capacity delivered under the Fourth Amendment,
Commercial Operation is the date on which Seller's Facility is deemed by Seller to be capable of reliable delivery of an additional five (5) megawatts of firm capacity after the successful completion of the 100 hour Acceptance Test as stated in the Fourth Amendment.

10. Energy: Electric power expressed in kilowatthours.

                                                                  ATTACHMENT E
                                                                     TO THE
                                                                FOURTH AMENDMENT

11. Energy Cost Adjustment Clause: Same as Company's Fuel Adjustment Clause.

12. Firm Capacity: Thirty megawatts (30 MW) of reliable electrical Capacity and
18,600 kvar of reactive which the Seller has agreed to make available to HELCO from Seller's Facility at the Point of Interconnection under the Company's
Dispatch.

13. Firm Capacity Obligation: Seller's Legally Enforceable Obligation to provide
Firm Capacity as described in Section 3(a) of APPENDIX B of this contract.

14. Fourth Amendment: That certain PERFORMANCE AGREEMENT AND FOURTH AMENDMENT TO
THE PURCHASE POWER CONTRACT DATED MARCH 24, 1986 AS AMENDED dated February __,
1996, by and between Hawaii Electric Light Company, Inc. and Puna Geothermal
Venture.

15. Interconnection Facilities: The equipment and devices required to permit
Seller's power plant to operate in parallel with and deliver electric power to
Company's System, such as, but not limited to, transmission lines, transformers, switches, and circuit breakers.

16. Legally Enforceable Obligation: A binding commitment to supply Energy or
Capacity at prearranged times and in prearranged amounts under Company's
Dispatch, with sanctions for noncompliance.

17. Minimum Purchase Rate: The minimum rate payable by Company to Seller for on-peak Energy delivered by Seller to Company under this Contract shall be equal to the on-peak Energy Rate calculated pursuant to Paragraph A.3.b. of APPENDIX D on the date of PUC Approval (as defined in the Fourth Amendment).

18. Operational Date: The date(s) on which the respective generating units of
Seller's Facility are projected for planning purposes to begin parallel operation with Company's System.

19. Point of Interconnection: The point of delivery of Energy and/or capacity supplied by Seller to Company where Seller's Facility interconnects with
Company's System.

20. PUC's Standards: Standards for Small Power Production and Cogeneration in
the State of Hawaii, issued by the Hawaii Public Utilities Commission, Chapter
74 of Title 6, Hawaii Administrative Rules, currently in effect and as may be amended from time to time.

                                       2

                                                                  ATTACHMENT E
                                                                     TO THE
                                                                FOURTH AMENDMENT

21. "Seller's Facility" or the "Facility": All real estate, fixtures and property owned, controlled, operated or managed by Seller in connection with, or to facilitate, the production, generation, transmission, delivery or furnishing of electricity by Seller to Company and required to interconnect with Company's
System, except Seller's geothermal wellfield, pipelines, and other equipment located upstream from Seller's power plant.

                                       3

                                                                  ATTACHMENT F
                                                                     TO THE
                                                                FOURTH AMENDMENT

15.  Force Majeure

     (a)  If either party shall be wholly or partially prevented from performing any of its obligations under this Contract by reason of an event of force majeure reasonably beyond its exclusive control and not attributable to its neglect, then and in any such event, such party shall be excused from whatever performance is prevented by such event to the extent so prevented, and such party shall not be liable for any damage or loss resulting therefrom. Events of force majeure shall include but not be limited to the following: accidents, action or inaction of any governmental agency (including the inability to obtain permits or authorization), lightning, rain, earthquake, wind, wind-blown water, riots, fire, flood, invasion, insurrection, lava flow or volcanic activity, tidal wave, civil commotion, the order of any court, judge or civil authority, war, and any act of God or the public enemy; provided that inadequate or extreme reservoir pressures, temperature, or the presence of foreign substances therein shall not be considered to be an event of force majeure except as provided in
          Subsection (c) of this paragraph.

     (b)  The party claiming an event of force majeure shall give prompt written notice of such event to the other party within 30 days of the date such party claiming force majeure knew or should have known of the event of force majeure. In addition, such party shall use reasonable diligence, to the extent practicable, to limit the impact of such event on the performance of its obligations under this Contract.
          Notwithstanding the foregoing, this Subsection 15(b) shall not excuse any payment obligation that has theretofore accrued under this contract.

     (c)  Inadequate or extreme reservoir pressures, temperatures, or the presence of foreign substances therein, shall not be an event of force majeure unless the Seller has taken reasonable actions to avoid or mitigate any adverse impact on the Seller's ability to meet its obligations under this Contract.

                                                                 EXHIBIT A
                                                                  TO THE
                                                           PERFORMANCE AGREEMENT

                           DESCRIPTION OF ENHANCEMENTS

The enhancements will increase the site electrical generating output by increasing the flow to the three existing injection wells. This will be accomplished mainly by the installation of three injection pumps ("injection pumps"). These injection pumps will increase injection pressure, thus increasing system flow and electric generation output. In addition, it is contemplated that condensate flows will be redirected from 4" and 6" lines currently in use to an existing 14" line. This change is intended to enhance process efficiency.

                                                                 EXHIBIT B
                                                                  TO THE
                                                           PERFORMANCE AGREEMENT

                                PROJECT SCHEDULE

The timetable for completion of the project activities are expressed in weeks from the date of the later of PUC Approval or Bank's Consent of the Performance
Agreement. The first number is the week in which the activity is expected to begin and the second number is the week in which the activity is expected to be completed.

Description of Activity        Timetable
-----------------------   ------------------
Engineering               Week 0 to Week 12
Procurement               Week 0 to Week 21
Installation              Week 10 to Week 26
Power Output              Week 26

Major Milestone

     PGV expects to have its injection pumps on site no later than 23 weeks after the later of PUC Approval or Bank's Consent of the Performance Agreement.

                                                                  EXHIBIT C
                                                                   TO THE
                                                           PERFORMANCE AGREEMENT

                                           , 1996
                               ____________

Hawaii Electric Light
   Company, Inc.
1200 Kilauea Avenue
Hilo, Hawaii  96720-4295

     RE:  Consent To Performance Agreement

Gentlemen:

          We refer to that certain Performance Agreement And Fourth Amendment To
The Purchase Power Contract Dated March 24, 1986 as Amended ("Performance
Agreement"), dated as of ______________________, 1996, by and between Hawaii
Electric Light Company, Inc. ("HELCO"), incorporated under the laws of the
Republic of Hawaii, and Puna Geothermal Venture ("PGV"), a Hawaii general partnership. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Performance Agreement and, if none, then as set forth in the Confirmation Agreement (as defined below).

          CREDIT SUISSE, a bank organized and existing under the laws of
Switzerland, as Agent and Collateral Agent for the benefit of its own account and such other financial institutions as may participate in the funding and other risks associated with the Loan as defined below (hereinafter collectively referred to as "Credit Suisse"), the Lenders (as defined in the Confirmation
Agreement) and PGV have entered into (i) a Credit Agreement-Construction Loan and Term Loan Facility, and (ii) an Assignment and Security Agreement
("Assignment"), pursuant to which Credit Suisse has agreed to make a loan
("Loan") to PGV for the purpose of constructing the PGV facility.

          Pursuant to the Assignment, PGV has granted to Credit Suisse a security interest in the HELCO-PGV Agreements, for the benefit of the Lenders, as security for the payment of all sums to become due and payable to Credit
Suisse and the Lenders.

                                                                  EXHIBIT C
                                                                   TO THE
                                                           PERFORMANCE AGREEMENT

Hawaii Electric Light
   Company, Inc.

          The Assignment requires PGV to obtain Credit Suisse's written consent prior to amending, canceling or terminating the HELCO-PGV Agreements. Pursuant to the Confirmation of Purchase Power Contract and Agreement ("Confirmation
Agreement"), dated June 29, 1990, by and between HELCO, PGV and credit Suisse,
HELCO is also required to obtain the written consent of Credit Suisse prior to amending, canceling or terminating the HELCO-PGV Agreements.

          Under the Performance Agreement, PGV has agreed to provide, and HELCO has agreed to accept and pay for, an additional five (5) megawatts of firm capacity. In order to provide the additional firm capacity, the Performance
Agreement requires amending certain of the HELCO-PGV Agreements, which in turn, requires the consent of Credit Suisse and Banque Nationale de Paris, a bank organized and existing under the laws of the Republic of France ("BNP").

Consent

          Credit Suisse and BNP have each reviewed the Performance Agreement and each hereby consent to PGV's and HELCO's execution of the Performance Agreement and the performance of the terms, conditions and obligations of the parties thereunder.

          This Consent shall be subject to, governed by, construed and enforced in accordance with the laws of the State of Hawaii, without regard to principles of choice of law.

          The individuals executing this Consent represent and warrant that they are duly authorized to do so on behalf of Credit Suisse and BNP, as the case maybe, and that this Consent, once executed, shall be fully binding upon Credit
Suisse and BNP, as the case maybe, and their respective

                                                                  EXHIBIT C
                                                                   TO THE
                                                           PERFORMANCE AGREEMENT

Hawaii Electric Light
   Company, Inc.

successors, agents, representatives, administrators, trustees and assigns.

Consented to and agreed
to as the date first
above written:

CREDIT SUISSE

   By:
          ------------------------------
   Name:
          ------------------------------
   Title:
          ------------------------------

   By
          ------------------------------
   Name:
          ------------------------------
   Title:
          ------------------------------

BANQUE NATIONALE de PARIS

   By:
          ------------------------------
   Name:
          ------------------------------
   Title:
          ------------------------------

   By:
          ------------------------------
   Name:
          ------------------------------
   Title:
          ------------------------------

                                                                  EXHIBIT C
                                                                   TO THE
                                                           PERFORMANCE AGREEMENT

STATE OF _____________   )
                         ) SS.
COUNTY OF ____________   )

     On this _________ day of ___________________, 199_, before me appeared
_________________________________________ and ________________________________
____________________________, to me personally known, who, being by me duly sworn, did say that they are ____________________________ and
________________________, respectively, of CREDIT SUISSE, a bank organized and existing under the laws of Switzerland, as Agent and Collateral Agent; that the seal affixed to the foregoing instrument is the corporate seal of said bank;
that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said _________________________ and
________________________________ acknowledged said instrument to be the free act and deed of said bank.

__________________________________________
Notary Public, State of __________________

My Commission expires: ___________________

                                                                  EXHIBIT C
                                                                   TO THE
                                                           PERFORMANCE AGREEMENT

STATE OF _____________   )
                         ) SS.
COUNTY OF ____________   )

     On this _________ day of ____________________, 199_, before me appeared
____________________________________________ and
_______________________________________________, to me personally known, who, being by me duly sworn, did say that they are ________________________ and
______________________, respectively, of BANQUE NATIONALE de PARIS, a bank organized and existing under the laws of the Republic of France; that the seal affixed to the foregoing instrument is the corporate seal of said bank; that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said __________________________ and
________________________________ acknowledged said instrument to be the free act and deed of said bank.

__________________________________________
Notary Public, State of __________________

My Commission expires: ___________________